26-May-00



Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment Company Act of 1940 and Rule 30a-1, please find Franklin Managed Trust Form N-SAR as of March 31, 2000.

Should you have any questions, please call me at (916)463-5166.
Thank you.


Sincerely,


FRANKLIN MANAGED TRUST



S\MELINDA HUYNH

Melinda Huynh
Fund Accounting Manager